UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho	83854
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: 208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    (a)           On January 4, 2011, Command Center, Inc. by and through its wholly-owned subsidiary Disaster Recovery Services, Inc. as Buyer (the “Company”),  and DR Services of Louisiana, LLC,  a Louisiana Limited Liability Company,  Environmental Resource Group, LLC, a Louisiana Limited Liability Company, and their respective members  as Sellers (collectively “DRS”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”).  Under the terms of the Asset Purchase Agreement,  the Company acquired substantially all of DRS’ assets in exchange for the following: (i) $300,000, with  $150,000 paid at closing and $150,000 paid in six subsequent monthly installments of $25,000; (ii)  1,500,000 shares of restricted common stock  of the Company delivered at closing; and (iii) a contingent earnout fee of up to an additional 1,500,000 shares of restricted common stock of the Company based on certain enumerated operating performance standards over the 2 year period subsequent to closing.  The transaction closed on January 4, 2012, subject to closing conditions described in the Asset Purchase Agreement, and applicable regulatory approvals.  A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

    (b)           Prior to the Asset Purchase Agreement, DRS had subcontracted with the Company to provide temporary employment services in various disaster relief projects, such as flood recovery work in several states.

    (c)           The Asset Purchase Agreement contains representations and warranties made by the Company and DRS.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties exchanged in connection with signing the Asset Purchase Agreement.  While the Company does not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement.  Accordingly a reader should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules.

    The disclosure schedules contain information that has been included in our general prior public disclosures, as well as potential additional non-public information.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

    The foregoing description of the Asset Agreement is qualified in its entirety by reference to the complete terms and conditions of such Agreement (a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K).

ITEM 2.01    COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

    See Item  1.01(a)

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

    See Item  1.01(a)

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

    See Item  1.01(a)

ITEM 8.01   OTHER EVENTS

    On December 27, 2012, the Company filed articles of incorporation with the Secretary of State in Louisiana for Disaster Recovery Services, Inc. The Company is the only shareholder of Disaster Recovery Services, Inc. and it is a wholly-owned subsidiary of the Company.  The Directors of Disaster Recovery Services, Inc. are Glenn Welstad, David Wallace, and Howard J. Rush. Mr. Welstad is also a director of the Company.

The Company and one of its Directors have been named in a lawsuit by Jeff R. Mitchell, that alleges breach of contract, failure to pay wages, and director’s liability. The lawsuit was filed in the First Judicial District of Idaho in Kootenai County, under the caption Jeff Ray Mitchell vs Command Center, Inc.; Glenn Welstad, Case No. CV 12-234.  The Company believes that the complaint is without merit and intends to defend this lawsuit vigorously.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

    (d)  Exhibits

Exhibit Number	Description

2.1
Asset Purchase Agreement, dated as of January 4, 2012, by and among Command Center, Inc... DR Services Louisiana, LLC,  a Louisiana Limited Liability,  Environmental Resource Group, LLC, a Louisiana Limited Liability Company, and their respective members

SIGNATURES
FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.

Date: January 6, 2012	By:	/s/ Glenn Welstad
Chief Executive Officer